Exhibit 4.2

AMENDED AND RESTATED BYLAWS

OF

CALIFORNIA RESOURCES CORPORATION

Incorporated under the Laws of the State of Delaware

Date of Adoption: November 24, 2014

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1                                             Registered Office.  The registered office of California Resources Corporation (the “Corporation”) in the State of Delaware shall be located at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.  The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by law.

SECTION 1.2                                             Other Offices.  The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3                                             Books and Records.  The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

SECTION 2.1                                             Annual Meeting.  If required by applicable law, an annual meeting of the stockholders of the Corporation for the election of directors shall be held at such date, time and place, if any, either within or without the State of Delaware, as may be fixed by resolution of the Board.  Any other proper business may be transacted at the annual meeting.  The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

SECTION 2.2                                             Special Meeting.  Special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer, the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.  Subject to the rights of holders of any series of preferred stock of the Corporation (“Preferred Stock”), the stockholders of the Corporation do not have the power to call a special meeting of stockholders of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of the stockholders.

SECTION 2.3                                             Record Date.

(A)                               In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and to notice of the adjourned meeting as set forth in Section 2.7(B).

(B)                               In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

SECTION 2.4                                             Stockholder List.  The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of such stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5                                             Place of Meeting.  The Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders called by the Board, the Chairman of the Board or the Chief Executive Officer.  If no designation is so made and the meeting is not designated to be held by means of remote communication, the place of meeting shall be the principal executive offices of the Corporation.  The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders held at a place or by means of remote communications, and, notwithstanding the foregoing, may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication.  Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.6                                             Notice of Meeting.  Except as otherwise provided by law, notice, stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  The notice shall specify (A) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (B) the place, if any, date and time of such meeting, (C) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (D) in the case of a special meeting, the purpose or purposes for which such meeting is called and (E) such other information as may be required by law or as may be deemed appropriate by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation.  If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.  If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation.  The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the Delaware General Corporation Law.  Such notice by electronic transmission shall be deemed given at such time as provided by applicable law.  Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the notice of meeting.  Meetings may be held without notice if notice is waived in accordance with Section 7.4 of these Bylaws.

SECTION 2.7                                             Quorum and Adjournment of Meetings.

(A)                               Except as otherwise provided by law or by the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote at the meeting (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.  The chairperson of the meeting or, if directed by the chairperson of the meeting, a majority of the shares so represented, may adjourn the meeting from time to time, whether or not there is such a quorum.  Abstentions shall be treated as present for purposes of determining the presence or absence of a quorum.  The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B)                               Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place or by remote communication, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.   If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.8                                             Proxies.  At all meetings of stockholders, a stockholder or such stockholder’s duly authorized attorney-in-fact may authorize another person or persons to vote for such stockholder by a proxy executed in writing (or in such other manner prescribed by the Delaware General Corporation Law).  Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created to authorize such other person or persons to vote by proxy may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.  No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and such proxy actually is irrevocable under applicable law.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

SECTION 2.9                                             Notice of Stockholder Business and Nominations.

(A)                               Annual Meetings of Stockholders.

(1)                                 Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any duly authorized committee thereof or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination; clause 1(c) of this Section 2.9(A) shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of the stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(2)                                 For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the date of the adoption of these Bylaws, shall be deemed to be May 1, 2015); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary must:

(a)                                 set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii)  (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.  The information required under clauses (a)(i) and (ii) of the preceding sentence of this Section 2.9(A)(2) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for notice of the meeting to disclose such information as of such record date;

(b)                                 if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)                                  set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)                                 with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.9(A)(5) of these Bylaws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)                                 Notwithstanding anything in the second sentence of Section 2.9(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.9 and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(4)                                 The foregoing notice requirements of this Section 2.9(A) shall be deemed satisfied by a stockholder with respect to business other than a nomination if such stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(5)                                 To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9(A)(2) of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(6)                                 A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.9(A)(2) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(B)                               Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (1) by or at the direction of the Board or any duly authorized committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in Section 2.9 of these Bylaws.  In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.9(A)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(A)(5) of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)                               General.

(1)                                 Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with applicable law and the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with applicable law or these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

(2)                                 For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)                                 Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A)(1)(c) or 2.9(B) of these Bylaws and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in paragraph (A)(4), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(4)                                 The Corporation may require any proposed stockholder nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(5)                                 Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 2.10                                      Conduct of Business.

(A)                               Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by a chairperson designated by the Board.  The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(B)                               The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) recess and/or adjourn the meeting, and prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following:  (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants.  The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.11                                      Procedure for Election of Directors; Required Vote.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances specified in the Certificate of Incorporation, at any meeting at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.  Abstentions shall not count as votes cast.  Except as otherwise provided by law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.  In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

SECTION 2.12                                      Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation, to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.13                                      Inspectors of Elections; Opening and Closing the Polls.  At any meeting at which a vote is taken by ballots, the Board by resolution may, and when required by law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by law, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by law.

SECTION 2.14                                      No Stockholder Action by Written Consent.  Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1                                             General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.2                                             Number, Tenure and Qualifications.  Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board.  The term of office of directors shall be as set forth in the Certificate of Incorporation.  Directors need not be stockholders.

SECTION 3.3                                             Regular Meetings.  Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, if any, or by remote communication, as are determined from time to time by resolution of the Board.

SECTION 3.4                                             Special Meetings.  Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer, or any three directors.  The person or persons authorized to call special meetings of the Board may fix the place, if any, and time of the meetings.  Any business may be conducted at a special meeting of the Board.

SECTION 3.5                                             Notice.  Notice of any meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, or facsimile transmission, electronic transmission or orally by telephone.  If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting.  If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting.  If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours before such meeting.  If by telephone or by hand delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1.  A meeting may be held at any time without notice if notice is waived in accordance with Section 7.4 of these Bylaws.

SECTION 3.6                                             Action by Unanimous Written Consent of Board.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

SECTION 3.7                                             Conference Telephone Meetings.  Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8                                             Quorum.  Subject to Section 3.9, a number of directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than twenty-four (24) hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 3.9                                             Vacancies.  Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, retirement, resignation, disqualification or removal of any director or from any other cause may only be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.  No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.10                                      Removal.  The removal of directors shall be as set forth in the Certificate of Incorporation.

SECTION 3.11                                      Records.  The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.12                                      Compensation.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.  The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

SECTION 3.13                                      Regulations.  To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

ARTICLE IV

COMMITTEES

SECTION 4.1                                             Designation; Powers.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 4.2                                             Procedure; Meetings; Quorum.  Any committee designated pursuant to Section 4.1 shall choose its own chairperson by a majority vote of the members then in attendance in the event that the chairperson has not been selected by the Board, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.  The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

SECTION 4.3                                             Substitution of Members.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

SECTION 5.1                                             Officers.  The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer and such other officers as the Board from time to time may deem proper.  The Chairman of the Board shall be chosen from among the directors.  All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V.  Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof.  The Board or any committee thereof may from time to time elect, or the Chairman of the Board or the Chief Executive Officer may, in accordance with Section 5.2 of these Bylaws, appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chairman of the Board or Chief Executive Officer, as the case may be.

SECTION 5.2                                             Election and Term of Office.  The officers of the Corporation shall be elected or appointed from time to time by the Board. The Board from time to time may also delegate to the Chairman of the Board or the Chief Executive Officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or Chief Executive Officer.  Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 5.3                                             Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board.  The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board. He or she shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect.  The Chairman of the Board may also serve as Chief Executive Officer or Executive Chairman, if so elected or appointed by the Board.

SECTION 5.4                                             Chief Executive Officer.  The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.  The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board.  The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

SECTION 5.5                                             President.  The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board.

SECTION 5.6                                             Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.  Each Executive Vice President, Senior Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.

SECTION 5.7                                             Treasurer.  The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds.  The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.

SECTION 5.8                                             Secretary.  The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of

Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the Chief Executive Officer.

SECTION 5.9                                             Vacancies.  A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.  Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

SECTION 5.10                                      Action with Respect to Securities of Other Entities.  Unless otherwise directed by the Board, the Chief Executive Officer shall have power to waive notice, vote, consent and otherwise act on behalf of the Corporation, in person or may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation (with or without power of substitution), at any meeting of security holders of or with respect to any action of security holders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 5.11                                      Delegation.  The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1                                             Stock Certificates and Transfers.  The shares of the Corporation shall not be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be certificated shares.  The issuance and transfer of shares of the stock of the Corporation shall be entered in and recorded on the books of the Corporation at the time of such issuance or transfer, as the case may be.  In connection therewith, the date of any such issuance or transfer, the holder’s name, the number of shares, the certificate(s), if any, representing such shares and in the case of cancellation of any such certificate, the date of cancellation, shall be entered in and recorded on the books of the Corporation.  Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and these Bylaws.  Subject to applicable law and the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his or her duly authorized attorney, (i) upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form or (ii) upon surrender for cancellation of any certificates for at least the same number of shares, with an assignment and power of transfer endorsed on any such certificates or attached to any such certificates, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, at which time the Corporation shall record the transaction upon its books and issue a new certificate to the person entitled thereto (if the stock is then represented by certificates) and cancel any old certificate.

Subject to applicable law, each certificate representing shares of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2                                             Lost, Stolen or Destroyed Certificates.  No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his or her discretion require.

SECTION 6.3                                             Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 6.4                                             Regulations Regarding Certificates.  The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.  The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the Delaware General Corporation Law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1                                             Fiscal Year.  The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

SECTION 7.2                                             Dividends.  Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation.  A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3                                             Seal.  The corporate seal shall have enscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “California Resources Corporation — Delaware.”

SECTION 7.4                                             Waiver of Notice.  Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission, by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.5                                             Resignations.  Any director or any officer, whether elected or appointed, may resign at any time only by giving written notice, including by electronic transmission, of such resignation to the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Secretary, or at such later time (including a later time determined upon the happening of an event or events) as is specified therein.  No formal action shall be required of the Board or the stockholders to make any such resignation effective.

SECTION 7.6                                             Indemnification and Advancement of Expenses.

(A)                               The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 7.6(C), the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

(B)                               The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be finally determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.

(C)                               If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.  If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(D)                               The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(E)                                The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 7.6.

(F)                                 This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(G)                               The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(H)                              Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

SECTION 7.7                                             Notices.  Except as otherwise specifically provided herein (including Section 3.5 hereof) or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given:  (A) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; (D) if by any other form of electronic transmission, when directed to the stockholder; and (E) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 7.8                                             Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

SECTION 7.9                                             Time Periods.  In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.10                                      Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the Board, and, to the fullest extent permitted by law, each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VIII

AMENDMENTS

SECTION 8.1                                             Amendments.  Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed (A) by resolution adopted by a majority of the directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting or (B) at any regular or special meeting of the stockholders upon the affirmative vote of at least 75% in voting power of the outstanding shares of the Corporation entitled to vote thereon if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

Notwithstanding the foregoing, no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director, officer or employee thereunder in respect of any act or omission occurring prior to the time of such amendment.